Exhibit 9(b)

                    AARP/SCUDDER FINANCIAL MANAGEMENT COMPANY
                                 345 Park Avenue
                            New York, New York 10154



                                                         February 18, 1985, as
                                                          Amended May 24, 1985



AARP Financial Services Corp.
c/o American Association of
     Retired Person:
1909 K Street, N.W.
Washington, D.C. 20049

                            Member Services Agreement
                            -------------------------

Dear Sirs:

          Reference is made to the Omnibus Agreement, dated as of October 9, 1984, between Scudder, Stevens & Clark ("Scudder") and American Association of Retired Persons ("AARP"), as amended; the Partnership Agreement, dated as of October 9, 1984, between you and Scudder, as amended; and the Investment Company Service Agreement (the "ICS Agreement"), dated as of October 9, 1984, among Scudder, AARP and us, as amended. Capitalized terms used herein without definition shall have the meanings assigned thereto in the ICS Agreement.

          This Agreement constitutes the agreement required to be entered into by you and us pursuant to Section 5 of the ICS Agreement with respect to the series of AARP Money Market Trust (the "Funds") and referred to as the "Member Services Agreement" therein.

          We hereby agree with you as follows:


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                                       -2-              February 18, 1985, as
                                                         Amended May 24, 1985


          1. You agree to provide us with such advice and services relating to investment by members of AARP in the Funds as we shall from time to time reasonably request, including advice and services as to product design of the Funds, the development of new products and services for the Funds and such other information as will assist us in tailoring the Funds best to meet the investment objectives and needs of the AARP membership, based upon your analysis thereof. You agree to contribute or cause to be contributed certain resources to the Funds to assist in the organization and operation of the Funds, including "seed money" for the Funds and assistance in monitoring our activities and the services provided by Scudder and other agents of the Funds. You agree to make available certain of your directors, officers and staff to assist in the operation of the Funds, and, subject to their individual consent, to serve as directors and officers of the Funds. You also agree to facilitate communications with and the provision of services to the AARP membership by analyzing the needs of AARP members and recommending the appropriate services and methods of communication for the purpose of disseminating informa-

                                       -3-              February 18, 1985, as
                                                         Amended May 24, 1985


tion and providing services relating to the Account and the Services. For this purpose, you will arrange that there be made available to us and Scudder, in accordance with AARP's policies and practices, membership lists of AARP and of AARP's publications and access to advertising space in AARP publications. Further, AARP and Scudder have granted to us the right and license to do business under the name "AARP/Scudder Financial Management Company, and each of AARP and Scudder will grant to the Funds a license to use certain of your respective service marks.

        2. Commencing on the earlier of (a) the second anniversary of the initial public offering of the first of the Funds to be so offered and (b) such time as Scudder shall have recovered, through partnership distributions by us whenever made and through fees received by Scudder under agreements between Scudder and us (including the Subadvisory Agreement (the "Subadvisory Agreement"), dated as of February 18, 1985, as amended May 24, 1985, between us and Scudder) relating to investment management and advisory services with respect to the Funds (but only to the extent that such fees exceed the

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                                       -4-              February 18, 1985, as
                                                         Amended May 24, 1985



costs and expenses incurred by Scudder in the performance of such agreements) the full amount of the start-up expenses (including the expenses described in Section 4 of the Investment Company Services Agreement with respect to the Funds) incurred by Scudder in connection with the Funds and the Account, we agree to pay you, as compensation for the services to be rendered by you hereunder, a monthly fee equal to the Monthly Member Services Fee less an amount equal to the unpaid portion, if any, of the Account Manager Monthly Budget payable by you for the same month pursuant to the Member Services Agreement dated as of November 30, 1984. The Monthly Member Services Fee shall be a monthly fee equal to the sum of: 1/1200 of 1% of the value of the average daily net assets of each of AARP Prime Money Fund, AARP U.S. Treasury Money Fund, AARP Tax Free Money Fund and AARP Government Money Fund as described in the Prospectus dated February 18, 1985 (collectively, the "Portfolios") over $300 million for a Portfolio up to and including $600 million for such Portfolio; 1/600 of 1% of the value of the average daily net assets of a Portfolio over $600 million up to and including $900 million; 1/300 of 1% of the value of

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                                       -5-              February 18, 1985, as
                                                         Amended May 24, 1985



the average daily net assets of a Portfolio over $900 million up to and including $1,200 million; 1/200 of 1% of the value of average daily net assets of a Portfolio over $1,200 million up to and including $1,500 million; 1/150 of 1% of the value of average daily net assets of a Portfolio over $1,500 million up to and including $1,800 million; and 1/120 of 1% of the value of the average daily net assets of a Portfolio over $1,800 million. The value of the average daily net assets of the Portfolios shall be determined in the manner set forth in the Investment Management and Advisory Agreement, dated as of February 18, 1985, as amended, May 24, 1985 between us and the AARP Money Market Trust. The Account Manager Monthly Budget shall mean, with respect to a given month, the greater of (a) our costs and expenses (other than fees owed by us pursuant to this Agreement or the Subadvisory Agreement) actually incurred in that month and
(b) one-twelfth of our annual budget (other than for amounts to be paid by us pursuant to this Agreement and the Subadvisory Agreement) most recently adopted by our Management Committee.

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                                       -6-              February 18, 1985, as
                                                         Amended May 24, 1985



        3. Nothing herein shall be construed as constituting you as an agent of us or of the Funds.

        4. This Agreement shall become effective as of the date hereof and shall remain in effect, with respect to each series of each Fund, until September 30, 1986 and shall continue in effect thereafter so long as such continuance is specifically approved at least annually by the affirmative vote of (i) a majority of the members of the Trustees or Board of Directors, as the case may be, of each Fund who are not interested persons of such Fund, you or us, cast in person at a meeting called for the purpose of voting on such approval; and (ii) the Trustees or Board of Directors, as the case may be, of each Fund or, with respect to each series of such Fund, the holders of a majority of the outstanding voting securities of such series of such Fund. In the event that the Trustees or Boards of Directors, as the case may be, or security holders of fewer than all of the Funds, or all of the series of a Fund, fail to approve this Agreement in the manner described in the preceeding sentence, this Agreement shall remain in effect only with respect to such Funds, or series, as the case may be, as do so approve

                                       -7-              February 18, 1985, as
                                                         Amended May 24, 1985


this Agreement. This Agreement may, on 60 days' written notice, be terminated at any time without the payment of any penalty by us or, as to a particular Fund, by the Trustees or Board of Directors, as the case may be, of such Fund or by vote of holders of a majority of the outstanding voting securities of such Fund, or series, with respect only to that series or by you.

        5. This Agreement may not be transferred, assigned, sold or in any manner hypothecated or pledged by either party hereto. It may be amended by mutual agreement, but only after authorization of such amendment by the affirmative vote of (i) the holders of a majority of the outstanding voting securities of each series of the Funds; and (ii) the Trustees or Board of Directors, as the case may be, of each Fund, including a majority of the Trustees or directors of such Fund who are not interested persons of such Fund, you or us, cast in person at a meeting called for the purpose of voting on such approval.

        6. This Agreement shall be construed in accordance with the laws of the State of New York.

                                       -8-              February 18, 1985, as
                                                         Amended May 24, 1985


        If you are in agreement with the foregoing. please sign the form of acceptance on the enclosed counterpart hereof and return the same to us.

                                Very truly yours,

                                AARP/SCUDDER FINANCIAL
                                  MANAGEMENT COMPANY

                                By:  SCUDDER, STEVENS & CLARK
                                     A General Partner

                                By:  /s/Illegible
                                     -------------------------
                                     Title:


The foregoing agreement
is hereby accepted as of
the date first written above.

AARP FINANCIAL SERVICES
   CORP.


By:  /s/Illegible
     -------------------------
     Title:

Accepted:

AARP MONEY MARKET TRUST

By: /s/Cuyler W. Findlay
    ---------------------------
    Title: